UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:
August 11, 2010

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

On July 30, 2010, Maine & Maritimes Corporation, (“MAM” or the “Company”) and the other parties in a lawsuit filed by Kevin Duplisea in the Maine Superior Court, Aroostook County, and a lawsuit filed by Amy Johnson-Gee in the United States District Court for the District of Maine (together, the “Actions”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) (a copy of which is attached hereto as Exhibit 99.1).

As previously disclosed by the Company in a Form 8-K filed on March 12, 2010, with the Securities and Exchange Commission (the “SEC”), the Company entered into an Agreement and Plan of Merger with BHE Holdings Inc. and BHE Holding Sub One Inc., dated as of March 12, 2010 (the “Merger Agreement”).  On June 23, 2010, the Company filed with the SEC, and mailed to its stockholders of record on or about July 1, 2010, a definitive proxy statement on Schedule 14A relating to, among other things, the solicitation of proxies by the Board of Directors of MAM in favor of a proposal to approve the Merger Agreement.

As previously disclosed in the definitive proxy statement under the heading “Litigation Relating to the Merger,” on March 16, 2010, and April 16, 2010, class action complaints were filed in the Maine Superior Court, Aroostook County, and in the United States District Court, District of Maine, respectively, purportedly on behalf of MAM shareholders and naming the Company, all the members of the Board of Directors individually, and in the case of the United States District Court complaint, BHE Holdings Inc. and BHE Holding Sub One Inc., as defendants. These Actions alleged, among other things, that the Company’s directors had breached their duty of disclosure in the preliminary proxy statement filed with the SEC by the Company on April 9, 2010, and that MAM aided and abetted such breaches.

MAM and the other defendants and plaintiffs in both of the Actions entered into the Stipulation setting forth a proposed framework for the settlement of the Actions as described below.  In connection with the settlement, the parties agreed that MAM would make certain additional disclosures to its stockholders beyond the information provided in the definitive proxy statement.  Following the completion of certain confirmatory discovery by counsel to the plaintiffs, the parties entered into the Stipulation. The Stipulation is subject to customary conditions, including court approval.  On August 4, 2010, the Maine Superior Court preliminarily approved the settlement. On August 9, 2010, the Company distributed a Notice of the Settlement to its shareholders. A final Settlement Hearing is scheduled for September 23, 2010.  If the Court gives final approval at the September 23, 2010 Settlement Hearing, the settlement will resolve the Actions and all of the claims that were or could have been brought in the Actions, including all claims relating to the merger, the Merger Agreement and any disclosure made in connection therewith.  In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will petition the Court for an award of attorneys’ fees and expenses not to exceed $400,000.

The litigation costs for the Actions, comprised of any attorneys’ fees awarded to the plaintiffs’ counsel by the Court and the costs incurred by MAM to defend the lawsuit described above, will be paid by MAM. The settlement will not change any of the terms of the merger or the Merger Agreement.

MAM and the other defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the facts and claims asserted, or which could have been asserted, in the lawsuits described above, including that they have committed any violations of law or breaches of fiduciary duty, that they have acted improperly in any way, or that they have any liability or owe any damages of any kind to the plaintiffs and that any additional disclosures are or were required under any applicable rule, statute, regulation or law. The settlement is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. However, to avoid the risk of delaying or otherwise imperiling the merger, and to provide additional information to MAM stockholders at a time and in a manner that would not cause any delay of the merger, MAM and its directors agreed to the settlement described above. The parties considered it desirable that the action be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the matter.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Stipulation and Agreement of Settlement, dated as of July 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2010
MAINE & MARITIMES CORPORATION
By: /s/ Brent M. Boyles
Brent M. Boyles
President and CEO